UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Orion Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	39-1847269

(State of incorporation or organization)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin	54220

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, no par value (including the accompanying Common Share Purchase Rights)	NYSE Amex LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not applicable
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Common Stock
     A description of the common stock, no par value per share (the “Common Stock”), of Orion Energy Systems, Inc. (the “Company”) is contained in the Company’s Registration Statement on Form S-1 (Registration No. 333-145569), as amended, as originally filed with the Securities and Exchange Commission on August 20, 2007, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act Registration Statement”). The description of the Common Stock contained in the Securities Act Registration Statement is incorporated herein by reference.
Common Share Purchase Rights
     A description of the common share purchase rights of the Company (the “Common Share Purchase Rights”) is contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-33887) as filed with the Securities and Exchange Commission on January 8, 2009 (the “Exchange Act Registration Statement”). The description of the Common Share Purchase Rights contained in the Exchange Act Registration Statement is incorporated herein by reference.
Item 2. Exhibits.
     Because no other securities of the Registrant are registered on NYSE Amex LLC and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
By:	/s/ Neal R Verfuerth
Neal R. Verfuerth
Chairman and Chief Executive Officer

Date: March 31, 2010